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                                                                   EXHIBIT 23.1



                     CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Dobson Communications Corporation Report on Form 8-K of our report dated March 12, 1998 relating to the combined financial statements of American Telco, Inc. and American Telco Network Services, Inc. as of and for the year ended December 31, 1997 which appears on page 3 in such Form 8-K.



Price Waterhouse LLP

Houston, Texas
June 29, 1998